===============================================================================




                               CREDIT AGREEMENT


                         DATED AS OF FEBRUARY 10, 1995


                                     AMONG


                          PLAYBOY ENTERPRISES, INC.,



                                  THE LENDERS
                                 PARTY HERETO,


                                      AND


                        HARRIS TRUST AND SAVINGS BANK,
                   INDIVIDUALLY AND AS ADMINISTRATIVE AGENT


                                      AND


                            LASALLE NATIONAL BANK,
                         INDIVIDUALLY AND AS CO-AGENT



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

                               TABLE OF CONTENTS

SECTION                           DESCRIPTION                              PAGE

SECTION 1.        THE CREDITS............................................... 1

   Section 1.1.     Revolving Credit........................................ 1
   Section 1.2.     Loans................................................... 2
   Section 1.3.     Letters of Credit....................................... 2
   Section 1.4.     Manner and Disbursement of Loans........................ 6
   Section 1.5.     Manner of Obtaining Letters of Credit................... 7

SECTION 2.        INTEREST AND CHANGE IN CIRCUMSTANCES...................... 7

   Section 2.1.     Interest Rate Options................................... 7
   Section 2.2.     Minimum LIBOR Portion Amounts........................... 8
   Section 2.3.     Computation of Interest................................. 8
   Section 2.4.     Manner of Rate Selection................................ 9
   Section 2.5.     Change of Law........................................... 9
   Section 2.6.     Unavailability of Deposits or Inability to Ascertain
                    Adjusted LIBOR.......................................... 9
   Section 2.7.     Taxes and Increased Costs...............................10
   Section 2.8.     Change in Capital Adequacy Requirements.................11
   Section 2.9.     Funding Indemnity.......................................11
   Section 2.10.    Lending Branch..........................................11
   Section 2.11.    Discretion of Lenders as to Manner of Funding...........12
   Section 2.12.    Interest Rate and Exchange Rate Protection..............12

SECTION 3.        FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS.........12

   Section 3.1.     Fees....................................................12
   Section 3.2.     Voluntary Prepayments...................................13
   Section 3.3.     Mandatory Prepayments...................................13
   Section 3.4.     Voluntary Terminations of Revolving Credit
                    Commitments.............................................13
   Section 3.5.     Mandatory Partial Terminations of Revolving Credit
                    Commitments.............................................14
   Section 3.6.     Place and Application of Payments.......................14
   Section 3.7.     Notations...............................................15

SECTION 4.        COLLATERAL................................................16

   Section 4.1.     Generally...............................................16
   Section 4.2.     Movie Rights............................................16

SECTION 5.        DEFINITIONS; INTERPRETATION...............................16

   Section 5.1.     Definitions.............................................16
   Section 5.2.     Interpretation..........................................26

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SECTION 6.        REPRESENTATIONS AND WARRANTIES............................26

   Section 6.1.     Organization and Qualification..........................26
   Section 6.2.     Subsidiaries............................................26
   Section 6.3.     Corporate Authority and Validity of Obligations.........27
   Section 6.4.     Use of Proceeds; Margin Stock...........................27
   Section 6.5.     Financial Reports.......................................27
   Section 6.6.     No Material Adverse Change..............................28
   Section 6.7.     Litigation and Other Controversies......................28
   Section 6.8.     Taxes...................................................28
   Section 6.9.     Approvals...............................................28
   Section 6.10.    Affiliate Transactions..................................28
   Section 6.11.    Investment Company; Public Utility Holding Company......28
   Section 6.12.    ERISA...................................................29
   Section 6.13.    Compliance with Laws....................................29
   Section 6.14.    Other Agreements........................................29
   Section 6.15.    No Default..............................................29

SECTION 7.        CONDITIONS PRECEDENT......................................29

   Section 7.1.     All Advances............................................29
   Section 7.2.     Initial Advance.........................................30
   Section 7.3.     Prior Credit Agreement..................................3l

SECTION 8.        COVENANTS.................................................32

   Section 8.1.     Maintenance of Business.................................32
   Section 8.2.     Maintenance of Properties...............................32
   Section 8.3.     Taxes and Assessments...................................32
   Section 8.4.     Insurance...............................................32
   Section 8.5.     Financial Reports.......................................33
   Section 8.6.     Inspection..............................................34
   Section 8.7.     Net Worth...............................................34
   Section 8.8.     Leverage Ratio..........................................34
   Section 8.9.     Cash Flow Coverage Ratio................................34
   Section 8.10.    Indebtedness for Borrowed Money.........................35
   Section 8.11.    Liens...................................................35
   Section 8.12.    Investments, Acquisitions, Loans, Advances and
                    Guaranties..............................................36
   Section 8.13.    Mergers, Consolidations and Sales.......................37
   Section 8.14.    Maintenance of Subsidiaries.............................38
   Section 8.15.    Dividends and Certain Other Restricted Payments.........38
   Section 8.16.    ERISA...................................................38
   Section 8.17.    Compliance with Laws....................................38
   Section 8.18.    Burdensome Contracts With Affiliates....................38
   Section 8.19.    No Changes in Fiscal Year...............................38
   Section 8.20.    Change in the Nature of Business........................39
   Section 8.21.    Flextech Territory......................................39
   Section 8.22.    Existing Deed of Trust..................................39

SECTION 9.        EVENTS OF DEFAULT AND REMEDIES............................39

   Section 9.1.     Events of Default.......................................39
   Section 9.2.     Non-Bankruptcy Defaults.................................41
   Section 9.3.     Bankruptcy Defaults.....................................42
   Section 9.4.     Collateral for Undrawn Letters of Credit................42

SECTION 10.       THE ADMINISTRATIVE AGENT..................................42

   Section 10.1.    Appointment and Authorization...........................42
   Section 10.2.    Rights as a Lender......................................43
   Section 10.3.    Standard of Care........................................43
   Section 10.4.    Costs and Expenses......................................44
   Section 10.5.    Indemnity...............................................44
   Section 10.6.    Co-Agent................................................45

SECTION 11.       MISCELLANEOUS.............................................45

   Section 11.1.    Non-Business Days.......................................45
   Section 11.2.    No Waiver, Cumulative Remedies..........................45
   Section 11.3.    Waivers, Modifications and Amendments...................45
   Section 11.4.    Costs and Expenses......................................46
   Section 11.5.    Documentary Taxes.......................................46
   Section 11.6.    Survival of Representations.............................46
   Section 11.7.    Survival of Indemnities.................................46
   Section 11.8.    Participations..........................................47
   Section 11.9.    Assignment Agreements...................................47
   Section 11.10.   Confidentiality.........................................48
   Section 11.11    Currency................................................48
   Section 11.12.   Currency Equivalence....................................48
   Section 11.13.   Notices.................................................49
   Section 11.13.   Construction............................................50
   Section 11.14.   Headings................................................50
   Section 11.15.   Severability of Provisions..............................50
   Section 11.16.   Counterparts............................................50
   Section 11.17.   Binding Nature, Governing Law, Etc......................50
   Section 11.18.   Entire Understanding....................................50
   Section 11.19.   Submission to Jurisdiction; Waiver of Jury Trial........51

Signature...................................................................51

Exhibit A - Revolving Credit Note
Exhibit B - Compliance Certificate
Schedule 1.3 - Existing Letters of Credit
Schedule 6.2 - Subsidiaries

                           PLAYBOY ENTERPRISES, INC.
                                CREDIT AGREEMENT

To:

Harris Trust and Savings Bank
Chicago, Illinois

LaSalle National Bank
Chicago, Illinois

and their from time to time assigns

Ladies and Gentlemen:

     The undersigned, Playboy Enterprises, Inc., a Delaware corporation (the "Company"), applies to you for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Company, all as more fully hereinafter set forth. Each of you is hereinafter referred to individually as a "Lender", all of you are hereinafter referred to collectively as the "Lenders", Harris Trust and Savings Bank in its capacity as agent for the Lenders hereunder is hereinafter referred to as the "Administrative Agent", and LaSalle National Bank in its capacity as co-agent for the Lenders hereunder is hereinafter referred to as the "Co-Agent."

SECTION 1. THE CREDITS.

     Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, each Lender hereby severally extends a revolving credit (the "Revolving Credit") to the Company which may be availed of by the Company from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The maximum amount of the Revolving Credit which each Lender hereby extends to the Company shall be as set forth opposite such Lender's signature hereto under the heading "Revolving Credit Commitment", as such amount may be reduced pursuant hereto. The Revolving Credit may be utilized by the Company in the form of Loans and Letters of Credit, all as more fully hereinafter set forth, provided that the aggregate principal amount of Loans and Letters of Credit outstanding at any one time (which, in the case of Letters of Credit payable in an Available Foreign Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.3(g) hereof) shall not exceed the Revolving Credit Commitments. During the period from and including the date hereof to but not including the Termination Date, the Company may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Loans in whole or in part and/or by having an Issuing Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the

Administrative Agent for each such drawing, and having the Administrative Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Loans and Letters of Credit shall be deemed to utilize the Revolving Credit Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment.

     Section 1.2. Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of loans (individually a "Loan" and collectively the "Loans"). Each Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $10,000, and each Loan shall be made pro rata by the Lenders in accordance with the amounts of their Revolving Credit Commitments. Each advance made by a Lender of its pro rata share of a Loan shall be made against and evidenced by a Revolving Credit Note of the Company (individually a "Note" and collectively the "Notes") payable to the order of such Lender in the amount of its Revolving Credit Commitment, with each Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of each Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

     Section 1.3. Letters of Credit.

       (a) General Terms. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of standby and commercial letters of credit issued by Harris Trust and Savings Bank ("Harris") or LaSalle National Bank ("LaSalle") if then a Lender (each an "Issuing Agent") for the account of the Company (individually a "Letter of Credit" and collectively the "Letters of Credit"), provided that the aggregate amount of Letters of Credit issued and outstanding hereunder (which, in the case of Letters of Credit payable in an Available Foreign Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.3(g) hereof) shall not at any time exceed $7,500,000. Notwithstanding anything herein to the contrary, those certain letters of credit issued by Harris or LaSalle and described on Schedule 1.3 hereto (the "Existing L/Cs") shall each constitute a "Letter of Credit" herein for all purposes of this Agreement to the same extent, and with the same force and effect, as if the Existing L/Cs had been issued at the request of the Company under this Agreement. For all purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Revolving Credit Commitments shall to such extent be reinstated on the date of such expiration or termination. The Letters of Credit shall be issued by an Issuing Agent, but each Lender shall be obligated to reimburse the relevant Issuing Agent for such Lender's pro rata share of the amount of each draft drawn under a Letter of Credit in accordance with this Section 1.3 and, accordingly, each Letter of Credit shall be deemed to utilize the Revolving Credit Commitments of all Lenders pro rata in accordance with the amounts of their Revolving Credit Commitments.

               (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) the Termination Date. In the event an Issuing Agent issues any Letter of Credit with an expiration date that is automatically extended unless such Issuing Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, such Issuing Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Revolving Credit Commitments have terminated or (iii) an Event of Default exists and the Required Lenders have given such Issuing Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. Each Issuing Agent will promptly notify the Lenders of each issuance by such Issuing Agent of a Letter of Credit. At least thirty (30) Business Days before the date on which an Issuing Agent is required to give notice of the non-renewal of such a Letter of Credit in order to prevent its automatic extension, such Issuing Agent shall give notice to the Administrative Agent of such circumstance and the Administrative Agent shall promptly notify each Lender thereof. Each Issuing Agent also agrees to issue amendments to its Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company subject to the conditions of
           Section 7 and the other terms of this Section 1.3. Before issuing, or increasing the amount of, any Letter of Credit under this Section 1.3, the relevant Issuing Agent shall notify the Administrative Agent of the proposed amount of the Letter of Credit, or of the proposed increased thereof, and the Administrative Agent shall determine and notify such Issuing Agent whether such amount would exceed any restriction in this Section 1 on the aggregate face amount of Letter(s) of Credit as set forth in Section 7.1(c) hereof.

               (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars or an Available Foreign Currency, conform to the general requirements of the relevant Issuing Agent for the issuance of standby or commercial letters of credit, as the case may be, as to form and substance, and be a letter of credit which the relevant Issuing Agent may lawfully issue.

               (d) Applications. At the time the Company requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), the Company shall execute and deliver to the relevant Issuing Agent an application for such Letter of Credit in the form then customarily prescribed by such Issuing Agent (individually an "Application" and collectively the "Applications"). The current forms of Harris' applications are attached as Schedule 1.2 (Harris Standby) and Schedule 1.2 (Harris Commercial) hereto. The current forms of LaSalle's applications are attached as Schedule 1.2 (LaSalle Standby) and Schedule 1.2 (LaSalle Commercial) hereto.

Subject to the other provisions of this subsection, the obligation of the Company to reimburse the relevant Issuing Agent for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) in the event an Issuing Agent is not reimbursed by the Company for the amount such Issuing Agent pays on any draft drawn under a Letter of Credit issued hereunder by 2:00 p.m. (Chicago time) on the date when such drawing is paid, the obligation of the Company to reimburse such Issuing Agent for the amount of such draft paid shall bear interest (which the Company hereby promises to pay on demand) from and after the date the draft is paid until payment in full thereof (x) in the case of a draft payable in U.S. Dollars, at a fluctuating rate per annum determined by adding 2-3/4% to the Domestic Rate as from time to time in effect and (y) in the case of a draft payable in an Available Foreign Currency, at the rate per annum determined by adding 2% to the sum of the Overnight Eurocurrency Rate as from time to time in effect and the Applicable Margin for LIBOR Portions, (ii) payments of drawings on Letters of Credit shall be made to the Administrative Agent, not the Issuing Agent, by no later than 2:00 p.m. (Chicago time) on the date when such drawing is paid in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois, with the Administrative Agent to promptly thereafter remit such payment in like funds as received to the relevant Issuing Agent, (iii) the Company shall pay fees in connection with each Letter of Credit as set forth in Section 3 hereof, (iv) except as otherwise provided in Section 3.3 hereof, prior to the occurrence of an Event of Default neither Issuing Agent will call for additional collateral security for the obligations of the Company under the Applications other than the collateral security contemplated by this Agreement and the Collateral Documents and collateral security consisting of rights in goods (or documents of title covering the same) financed under such Applications, and (v) except as otherwise provided in Section 3.3 hereof, prior to the occurrence of an Event of Default neither Issuing Agent will call for the funding of a Letter of Credit by the Company prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date).

     (e) Change in Laws. If any Issuing Agent or Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Issuing Agent or Lender (whether or not having the force of law), shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or such Issuing Agent's or Lender's or the Company's liability with respect thereto; or

         (ii) impose on such Issuing Agent or Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and such Issuing Agent or Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Issuing Agent or Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then within thirty (30) days after demand, the Company shall pay to such Issuing Agent or Lender from time to time as specified by such Issuing Agent or Lender such additional amounts as such Issuing Agent or Lender shall determine are sufficient to compensate and indemnify it for such increased cost. If any Issuing Agent or Lender makes such a claim for compensation, it shall provide the Company (with a copy to the Administrative Agent) a certificate setting forth the computation of the increased cost as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

     (f) Participations in Letters of Credit. Each Lender shall participate on a pro rata basis in the Letters of Credit issued by an Issuing Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. In the event an Issuing Agent is not reimbursed by the Company for the amount paid by such Issuing Agent on any draft presented under a Letter of Credit by 2:00 p.m. (Chicago time) on the date when such drawing is paid, or in the event an Issuing Agent is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other similar official any portion of any payment by the Company of any reimbursement obligation in respect of a Letter of Credit, such Issuing Bank shall promptly notify each Lender thereof. Each Lender unconditionally agrees that in such event, such Lender shall pay to such Issuing Agent such Lender's pro rata share of the amount of each draft so paid, or payment so recaptured, based on the percentage which its Revolving Credit Commitment bears to the aggregate of the Revolving Credit Commitments and in return such Lender shall automatically receive an equivalent percentage participation in the rights of such Issuing Agent to obtain reimbursement from the Company for the amount so paid by or recaptured from such Issuing Agent, together with interest thereon as provided for herein. The obligations of the Lenders to the Issuing Agents under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any setoff, counterclaim or defense to payment which any Lender may have or have had against the Company, the Administrative Agent, any Issuing Agent, any Lender or any other party whatsoever. In the event that any Lender fails to honor its obligation to reimburse an Issuing Agent for such Lender's pro rata share of the amount of any such draft or recaptured payment, then in that event (i) each other Lender shall pay to such Issuing Agent its pro rata share of the payment due such Issuing Agent from the defaulting Lender, (ii) the defaulting Lender shall have no right to participate in any recoveries from the Company in respect of such draft or recaptured payment and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Lenders for their respective pro rata shares of the defaulting Lender's portion of the draft or recaptured payment, together with interest thereon as provided for herein. Upon reimbursement to the other Lenders (pursuant to clause (iii) above or otherwise) of the amount advanced by them to such Issuing Agent in respect of the defaulting Lender's share of the draft or recaptured Payment together with interest thereon, the defaulting Lender shall thereupon be entitled to its participation in such Issuing Agent's right of recovery against the Company in respect of the draft paid by or payment recaptured from such Issuing Agent.

     (g) Foreign Currency Equivalency. For all purposes of determining the amount of Letters of Credit hereunder, Letters of Credit payable in an Available Foreign Currency shall be converted into their U.S. Dollar Equivalent as of the time issued and shall be reconverted into their U.S. Dollar Equivalent as of the first day of each calendar quarter (and as of any other time the Administrative Agent deems appropriate), with each such determination to apply until the next redetermination.

     Section 1.4. Manner and Disbursement of Loans.

     (a) Generally. The Company shall give written or telephonic notice to the Administrative Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 1:00 p.m. (Chicago time) on the date the Company requests that any Loan be made to it under the Revolving Credit Commitments, and the Administrative Agent shall promptly notify each Lender of the Administrative Agent's receipt of each such notice. Each such notice shall specify the date of the Loan requested (which must be a Business Day) and the amount of such Loan. Each Loan shall initially constitute part of the applicable Domestic Rate Portion except to the extent the Company has otherwise timely elected as provided in Section 2 hereof. The Company agrees that the Administrative Agent may rely upon any written or telephonic notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Administrative Agent and the Lenders have acted in reliance thereon. Not later than 3:00 p.m. (Chicago time) on the date specified for any Loan to be made by a Lender hereunder, such Lender shall make the proceeds of its pro rata share of such Loan available to the Administrative Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Administrative Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Administrative Agent from each Lender of its pro rata share of such Loan.

     (b) Unpaid Reimbursement Obligation. In the event the Company fails to give notice pursuant to Section 1.4(a) above of a Loan equal to the amount of its obligation to reimburse the relevant Issuing Agent for a drawing on a Letter of Credit payable in U.S. Dollars and has not notified the Administrative Agent by 12:00 noon (Chicago time) on the day such obligation becomes due that it intends to repay such obligation through funds not borrowed under this Agreement, the Company shall be deemed to have requested a Loan on such day constituting part of the Domestic Rate Portion in the amount of such obligation then due, subject to Section 7.1 hereof, which Loan shall be disbursed to such Issuing Agent and applied to pay such obligation then due. Unless the Administrative Agent shall have been notified by a Lender prior to 1:00 p.m. (Chicago time) on the date a Loan is to be made hereunder that such Lender does not intend to make its pro rata share of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Company, the Administrative Agent shall be entitled to receive such amount from such Lender forthwith upon the Administrative Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on but excluding the date the Administrative Agent recovers such amount at a rate per annum equal to the effective rate charged to the Administrative Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Administrative Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Company will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a LIBOR Portion, so that the Company will have no liability under Section 2.9 hereof with respect to such payment.

     Section 1.5. Manner of Obtaining Letters of Credit. The Company shall provide at least three Business Days' advance written notice to an Issuing Agent of the Company's request for the issuance by such Issuing Agent of a Letter of Credit, such notice in each case to be accompanied by such Issuing Agent's form of Application for such Letter of Credit properly completed and executed by the Company and in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Issuing Agent which issued such Letter of Credit, in each case, together with the fees called for by this Agreement. Each Issuing Agent shall promptly notify each Lender of such Issuing Agent's receipt of each such notice.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.

     Section 2.1. Interest Rate Options.

       (a) Portions. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes ("Portions") may, at the option of the Company, bear interest with reference to the Domestic Rate ("Domestic Rate Portions") or with reference to the Adjusted LIBOR ("LIBOR Portions"), and Portions may be converted from time to time from one basis to the other. All of the indebtedness evidenced by the Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. Each Lender shall have a ratable interest in each Portion. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Company hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.

     (b) Domestic Rate Portion. Each Domestic Rate Portion shall bear interest at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that if the Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable quarter-annually in arrears on the last day of each calendar quarter (commencing December 31, 1994) and at maturity of the Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portion resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

     (c) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to such Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company shall notify the Administrative Agent on or before 12:00 noon (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Administrative Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Administrative Agent, such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion as of and on the last day of such Interest Period. The Administrative Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision.

   Section 2.2. Minimum LIBOR Portion Amounts. Each LIBOR Portion shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000.

   Section 2.3. Computation of Interest. All interest on the Notes shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

              Section 2.4. Manner of Rate Selection. The Company shall notify the Administrative Agent by 12:00 noon (Chicago time) at least three
          (3) Business Days prior to the date upon which the Company requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor), and the Administrative Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision. If any request is made to convert a LIBOR Portion into the Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Administrative Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Administrative Agent in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Company hereby indemnifying the Administrative Agent and the Lenders from any liability or loss ensuing from so acting.

             Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Administrative Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligation of such Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain such LIBOR Portion. The Company, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to affected Lender with respect thereto under this Agreement; provided, however, that the Company may elect to convert the principal amount of the affected LIBOR Portion into the Domestic Rate Portion, subject to the terms and conditions of this Agreement.

            Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, the Required Lenders shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lenders in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lenders shall promptly give notice thereof to the Administrative Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

         Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

              (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR
          Portion:

              (ii) subject such Lender, any LIBOR Portion or a Note to the extent it evidences such a Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

             (iii) change the basis of taxation of payments of principal and interest due from the Company to such Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches); or

             (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion;

    and such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Administrative Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Company (with a copy to the Administrative Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

          Section 2.8. Change in Capital Adequacy Requirements. If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within thirty (30) days after demand by such Lender, the Company shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction.

          Section 2.9. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

                 (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

                 (ii) any failure by the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement:

      then, upon the demand of such Lender, the Company shall pay to the Administrative Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to the Company (with a copy to the Administrative Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

          Section 2.10. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 11.9 hereof or at such of its branches or offices as such Lender may from time to time elect. To the extent reasonably possible, a Lender shall designate an alternate branch or funding office with respect to its pro rata share of the LIBOR Portions to reduce any liability of the Company to such Lender under Section 2.7 hereof or to avoid the unavailability of an interest rate option under Section 2.6 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

    Section 2.11. Discretion of Lenders as to Manner of Funding.
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.6, 2.7 and 2.9 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its pro rata share of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

    Section 2.12. Interest Rate and Exchange Rate Protection. The Company may hedge its interest rate risk, commodity price risk and exchange rate risk through the use of one or more Hedging Arrangements for such time periods and with such parties (who need not be Lenders) as the Company elects, with the Company's obligations to any such party who is a Lender in connection with such Hedging Arrangements not to constitute usage of the Revolving Credit Commitment of such Lender. While no Lender shall participate in any risk in connection with another Lender's Hedging Arrangements with the Company, the Company's Hedging Liability to each Lender shall be secured by the Collateral.

SECTION 3. FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS.

    Section 3.1  Fees.

     (a) Closing Fee. No later than the date hereof, the Company shall pay to the Administrative Agent for the ratable account of the Lenders a closing fee equal to $150,000. The Lenders acknowledge and agree that $75,000 of such fee has already been paid.

     (b) Commitment Fees. The Company shall pay to each Lender a commitment fee at the rate and at the time mutually agreed upon by the Company and each Lender in such Lender's Side Letter with the Company.

     (c) Letter of Credit Fees. On the date of issuance of each Letter of Credit, and as condition thereto, and annually thereafter, the Company shall pay to the Administrative Agent for the account of itself and the Lenders a letter of credit fee computed at the rate of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the maximum amount of the related Letter of Credit which is scheduled to be outstanding during the immediately succeeding twelve (12) months. In addition to the letter of credit fee called for above, the Company further agrees to pay to each Issuing Agent for its own account such processing and transaction fees and charges as the Administrative Agent from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of Letters of Credit issued by such Issuing Agent and drafts drawn thereunder.

           (d) Audit Fees. The Company shall pay to the Administrative Agent for its own use and benefit reasonable charges for audits of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default or Event of Default, the Company shall not be required to pay the Administrative Agent for more than one (1) such audit per calendar year.

          Section 3.2. Voluntary Prepayments. The Company shall have the privilege of prepaying the Domestic Rate Portion of the Notes in whole or in part (but if in part, then in a minimum amount of $100,000 or such greater amount which is an integral multiple of $10,000) at any time upon prior notice to the Administrative Agent no later than 11:00 a.m. (Chicago time) on the date of such prepayment (such notice if received subsequent to 11:00 a.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Administrative Agent for the account of the Lenders the principal amount to be prepaid and if such a prepayment prepays the Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments, accrued interest thereon to the date of prepayment plus any commitment fee which has accrued and is unpaid. LIBOR Portions of the Notes may not be voluntarily prepaid except on the last day of their respective Interest Periods.

          Section 3.3. Mandatory Prepayments. In the event that the aggregate amount of outstanding Loans and Letters of Credit (which, in the case of Letters of Credit payable in an Available Foreign Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.3(g) hereof) exceed the Revolving Credit Commitments after giving effect to any reduction therein, the Company shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent as and for a mandatory prepayment of the Loans.

          Section 3.4. Voluntary Terminations of Revolving Credit Commitments. The Company shall have the right at any time and from time to time, upon three (3) Business Days' prior notice to the Administrative Agent (which shall promptly so notify the Lenders), to ratably terminate without premium or penalty and in whole or in part (but if in part, then in an aggregate amount not less than $2,000,000 or such greater amount which is an integral multiple of $1,000,000) the Revolving Credit Commitments, provided that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of the Loans and Letters of Credit then outstanding (which, in the case of Letters of Credit payable in an Available Foreign Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.3(g) hereof). Any termination of the Revolving Credit Commitments pursuant to this
Section 3.4 may not be reinstated.

   Section 3.5. Mandatory Partial Terminations of Revolving Credit Commitments. Intentionally omitted.

   Section 3.6. Place and Application of Payments. Except has herein provided, all payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Administrative Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Administrative Agent may specify) no later than 1:00 p.m. (Chicago time) on the date any such payment is due and payable. Payments received by the Administrative Agent after 1:00 p.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made (i) in the case of Obligations payable in U.S. Dollars, in lawful money of the United States, in immediately available funds at the place of payment, or (ii) in the case of Obligations payable in an Available Foreign Currency, in such Available Foreign Currency in such funds as are then customary for the settlement of international transactions in such currency. All payments of the commitment fee called for by Section 3.1(b) shall be paid directly to each Lender entitled to receive the same and retained by it solely for its own account. The fees and charges called for by the second sentence of 3.1(c) hereof with respect to any Letter of Credit issued by an Issuing Agent shall be paid directly to such Issuing Agent and retained by it solely for its own account. All payments of the Obligations shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of any Lender). Except as herein provided, all payments shall be received by the Administrative Agent for the ratable account of the Lenders and shall be promptly distributed by the Administrative Agent ratably to the Lenders. Unless the Company otherwise directs, principal payments shall be first applied to the applicable Domestic Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire.

   Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received in each instance, by the Administrative Agent or any of the Lenders after the occurrence and during the continuance of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

   (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which the Company has agreed to pay under Section 11.4 hereof

(such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

    (b) second, to the payment of any outstanding interest or other fees or amounts due under this Agreement or any of the other Loan Documents other than for principal, pro rata as among the Administrative Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

    (c) third, to the payment of the principal of the Notes and any liabilities in respect of unpaid drawings under the Letters of Credit, pro rata as among the Lenders in accord with the then respective unpaid principal balances of the Notes and the then unpaid liabilities in respect of unpaid drawings under the Letters of Credit;

    (d) fourth, to the Administrative Agent, to be held as collateral security for any undrawn Letters of Credit, until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all Letters of Credit;

    (e) fifth, to the Administrative Agent and the Lenders pro rata in accord with the amounts of any other indebtedness, obligations or liabilities of the Company owing to them and secured by the Collateral Documents (other than those described in clause (f) below) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied;

    (f) sixth, to the payment of the Hedging Liability (if any), pro rata as among the Lenders to whom such Hedging Liability is owed in accordance with the then respective unpaid amounts of such Liability; and

    (g) seventh, to the Company or to whoever the Administrative Agent reasonably determines to be lawfully entitled thereto.

In the event that the amount of any Hedging Liability is not fixed and determined at the time any funds are to be allocated thereto pursuant to the above provisions, such funds so allocated shall be held by the Administrative Agent as collateral security until such Hedging Liability is fixed and determined and the same shall then be applied to the Hedging Liability, with any surplus reallocated among the Lenders to cover any deficiency which would not have existed had the exact amount of the Hedging Liability been known at the time such funds were originally distributed. Each Lender shall furnish a copy of its Side Letter to the Administrative Agent upon the occurrence of any Event of Default and unless and until so furnished, the Administrative Agent shall be entitled to assume such Lender is not entitled to any amount on account of such Lender's share of the commitment fees called for in Section 3.1 (b) hereof.

   Section 3.7. Notations. All Loans made against a Note, the status of all amounts evidenced by a Note as constituting part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the rate of interest and Interest Period applicable to such Portion shall be recorded by each Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce such Note of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of each Note together with accrued interest thereon. Prior to any negotiation of a Note, a Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the applicable Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the rate of interest and the Interest Period applicable thereto.

SECTION 4. COLLATERAL.

   Section 4.1. Generally. The payment and performance of the Obligations shall be secured by valid and perfected first priority Liens in favor of the Administrative Agent for the benefit of the Lenders on all of the now existing or hereafter arising or acquired accounts, general intangibles, inventory, equipment, real estate, chattel paper, instruments, documents, securities (including stock in subsidiaries) and certain other assets and property of the Company and its Material Subsidiaries as more fully described the Collateral Documents. The Company covenants and agrees that it shall comply with, and cause its Material Subsidiaries to comply with, all the terms and conditions of each of the Collateral Documents and that it shall, at any time and from time to time as requested by the Administrative Agent or the Required Lenders, execute and deliver and cause its Material Subsidiaries to execute and deliver such further instruments and do such acts and things as the Administrative Agent or the Required Lenders may reasonably deem necessary or desirable to provide for or protect or perfect the Lien of the Administrative Agent in the Collateral.

   Section 4.2. Movie Rights. The Lenders acknowledge and agree that the Collateral shall not include rights to develop and distribute movies and videos in which the Company or any Material Subsidiary has a proprietary interest to the extent such rights have been pledged to unaffiliated third parties in bona fide, arm's-length transactions prior to the occurrence of any Default or Event of Default hereunder, with the prior written consent of the Required Lenders (which shall not be unreasonably withheld), for a cash consideration to the Companies (such as royalties) which the Company in good faith deems fair, to secure the obligations of the Company or such Subsidiary, as the case may be, to reimburse such third parties for their payment of the out-of-pocket costs and expenses of producing such media.

SECTION 5. DEFINITIONS; INTERPRETATION.

   Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

    "Adjusted LIBOR" means a rate per annum determined by the Administrative Agent in accordance with the following formula:

                                           LIBOR
                 Adjusted LIBOR = _______________________
                                  100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR
Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/1OOth of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Administrative Agent during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Administrative Agent shall be conclusive and binding on the Company and the Lenders absent manifest error.

    "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

    "Administrative Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

   "Agent" shall mean any of the Administrative Agent, the Co-Agent or any Issuing Agent.

   "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

   "Applicable Margin" means 0% with respect to the Domestic Rate Portion of the Notes and 2.25% with respect to each LIBOR Portion of the Notes; provided, however, that such Applicable Margins shall each be increased by 0.75% with respect to any principal amount outstanding on the Notes in excess of $20,000,000.

   "Application" is defined in Section 1.3 hereof.

   "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Company to the Administrative Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Administrative Agent.

   "Available Foreign Currency" means any currency other than United States Dollars, so long as such currency is freely transferable and convertible into United States Dollars and is traded and readily available to each of the Administrative Agent, the Co-Agent and the relevant Issuing Agent in the London interbank market.

   "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

   "California Mortgage" means the Deed of Trust, Fixture Filing and Security Agreement (with Assignment of Rents) encumbering the real estate and related fixtures comprising the Company's so-called Los Angeles County California mansion.

   "Capital Expenditures" means, for any period, the capital expenditures of the Company and its Subsidiaries during such period as defined and classified in accordance with GAAP, but excluding (i) the amount of any Property to the extent acquired by the trade of an existing item for such new item and (ii) expenditures on Property acquired to replace lost or destroyed items to the extent such expenditures are made from insurance proceeds generated by such lost or destroyed item.

   "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

   "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

   "Cash Flow Coverage Ratio" means, as of any time the same is to be determined, the ratio of (x) EBITDA during the four most recently completed calendar quarters less (to the extent not already deducted in arriving at such EBITDA) Cash Programming Costs during the same such period to (y) the sum of
(i) Interest Expense during the same such period and (ii) Capital Expenditures and payments in cash or cash equivalents during the same such period for Investments.

   "Cash Programming Costs" means, with reference to any period, the costs and expenses paid by the Company and its Subsidiaries during such period that were attributable to the acquisition and development of television programming, feature-length films and home video productions.

   "Change of Control" means Hugh M. Hefner and Christie Hefner and trusts controlled by either one or both of them or any one or more members of their respective immediate family shall, taken collectively (whether or not all of such persons own any such stock), at any time and for any reason (including death or incapacity) cease to own, both legally and beneficially, at least 51% of the issued and outstanding Voting Stock of the Company.

   "Co-Agent" means LaSalle National Bank so long as it remains a Lender. Otherwise, there shall be no Co-Agent.

   "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

   "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Administrative Agent for the benefit of the Lenders by the Collateral Documents.

   "Collateral Documents" means the Security Agreement, the California Mortgage and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents executed by the Company or any Subsidiary as shall from time to time secure the Obligations.

   "Commitments" means and includes the Revolving Credit Commitments.

   "Commodity Agreement" means any option or futures contract or similar agreement or arrangement designed to protect a Person against fluctuations in commodity prices.

   "Company" is defined in the introductory paragraph hereof.

   "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect a Person against fluctuations in currency values.

  "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

   "Disqualified Stock" means any capital stock of any Person, unless the Required Lenders in their discretion agree otherwise, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the scheduled Termination Date or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt security or
(b) any capital stock referred to in clause (i) above, in each case, at any time prior to the scheduled Termination Date.

   "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate, as in effect on such day; (ii) the rate of interest announced by the Co-Agent from time to time as its prime commercial rate or equivalent, as in effect on such day (the Co-Agent hereby agreeing to use its best efforts to furnish such rate to the Administrative Agent and notify the Administrative Agent of each change therein promptly, and it being understood and agreed that if the Co-Agent does not furnish timely notice of such rate, the Administrative Agent shall determine the Domestic Rate on the basis of the rates established by clauses (i) and (ii) of this definition); and (iii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for the sale to the Administrative Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 3/8 of 1% (0.375%).

   "Domestic Rate Portions" is defined in Section 2.l(a) hereof.

   "EBITDA" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets (including without limitation the amortization of investments in entertainment programming) during such period on the books of the Company and its Subsidiaries.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

    "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

    "Exchange Rate" means, when converting an Available Foreign Currency into U.S. Dollars, the rate quoted by the relevant Issuing Agent at the opening of business on the date any determination thereof is to be made, for the spot rate at which such Available Foreign Currency is offered for sale by such Issuing Agent against delivery in U.S. Dollars.

    "Existing L/Cs" is defined in Section 1.3(a) hereof.

    "Funded Debt" means all Indebtedness for Borrowed Money which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendible at the option of the debtor to a date more than one year from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year), the date of the creation thereof.

    "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Lenders pursuant to Section 8.5 hereof.

    "Hedging Arrangements" shall mean Currency Agreements, Commodity Agreements and Interest Protection Agreements.

    "Hedging Liability" shall mean the liability of the Company to the Lenders or any of them in respect of the Hedging Arrangements. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be 4% per annum of the notional amount of the hedge from the date of computation to the date the hedge expires.

    "Indebtedness for Borrowed Money" means for any Person (without duplication)
(i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

    "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined in accordance with GAAP.

    "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such

LIBOR Portion and ending one (1), two (2) or three (3) months thereafter as selected by the Company in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

              (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes;

             (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

             (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Interest Protection Agreement" means any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect a Person against fluctuations in interest rates.

         "Investments" is defined in Section 8.12 hereof.

         "Issuing Agent" is defined in Section 1.3(a) hereof.

         "Lender" means Harris Trust and Savings Bank, LaSalle National Bank, the other signatories hereto (other than the Company) and all other lenders becoming parties hereto pursuant to Section 11.9 hereof.

         "Leverage Ratio" means, as of any time the same is to be determined, the ratio of (x) Funded Debt to (y) Total Capitalization.

         "Letter of Credit" is defined in Section 1.3 hereof.

         "LIBOR Portions" is defined in Section 2.1(a) hereof.

    "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

    "Loan" is defined in Section 1.2 hereof.

    "Loan Documents" means this Agreement, the Notes, the Applications and the Collateral Documents.

    "Material Adverse Effect" means (i) any materially adverse change in the business, operations, condition (financial or otherwise) or Properties of the Company and its Subsidiaries, taken as a whole, or (ii) any fact or circumstance as to which singly or in the aggregate, there is a reasonable possibility of (y) a materially adverse change described in clause (i) with respect to the Company and its Subsidiaries, taken as a whole, or (z) the inability of the Company to perform in any material respect its obligations under the Loan Documents or the inability of the Lenders, the Administrative Agent or the Co-Agent to enforce in any material respect their rights under the Loan Documents.

    "Material Subsidiary" means (i) Playboy Entertainment Group, Inc., a Delaware corporation, (ii) Critics Choice Video, Inc., an Illinois corporation,
(iii) Lifestyle Brands, Ltd., a Delaware corporation and (iv) each Subsidiary of the Company whose consolidated total assets (directly and together with its Subsidiaries), as of the close of the most recent fiscal year of the Company for which audited financial statements are available, were greater than $3,000,000.

    "Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and also excluding any taxes on such profits.

    "Net Worth" means, as of any time the same is to be determined. the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

    "Note" is defined in Section 1.2 hereof.

    "Obligations" means all obligations of the Company to pay principal and interest on the Loans, all reimbursement obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Company arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

    "Overnight Eurocurrency Rate" means for any Letter of Credit payable in an Available Foreign Currency, the rate of interest per annum as determined by the relevant Issuing Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%)) at which overnight or weekend deposits of the appropriate currency for delivery in immediately available and freely transferable funds would be offered by such Issuing Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid reimbursement obligation (or, if such Issuing Agent is not placing deposits in such currency in the interbank market, then such Issuing Agent's cost of funds in such currency for such period).

    "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

    "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

    "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

    "Portion" is defined in Section 2.1 (a) hereof.

    "Prior Credit Agreement" is defined in Section 7.3 hereof.

    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

    "Required Lenders" means, as of the date of determinations thereof, those Lenders holding at least 75% of the Revolving Credit Commitments or, in the event that no Revolving Credit Commitments are outstanding hereunder, holding at least 75% in aggregate principal amount of the Loans and credit risk on the Letters of Credit outstanding hereunder.

    "Revolving Credit" is defined in Section 1.1 hereof.

    "Revolving Credit Commitments" means the commitments of the Lenders to extend credit under the Revolving Credit in the amounts set forth opposite their signatures hereto under the heading "Revolving Credit Commitment" and opposite their signatures on Assignment Agreements delivered pursuant to Section 11.9 hereof under the heading "Revolving Credit Commitment", as such amounts may be reduced pursuant hereto.

    "Sarah Coventry Note" is defined in Section 8.12(g) hereof.

    "SEC" means the Securities and Exchange Commission.

    "Side Letter" shall mean with respect to each Lender, the most recent letter agreement between the Company and such Lender setting forth the commitment fee due to such Lender under Section 3.1 (b) hereof.

    "Subordinated Debt" means indebtedness of the Company for borrowed money subordinated in right of payment to the Obligations pursuant to documentation containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to the Required Lenders.

    "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

    "Termination Date" means March 31, 1995, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 3.4, 3.5, 9.2 or 9.3 hereof. THE COMPANY ACKNOWLEDGES AND AGREES THAT THE LENDERS HAVE ABSOLUTELY NO OBLIGATION WHATSOEVER TO EXTEND THE TERMINATION DATE BEYOND MARCH 31, 1995.

    "Total Capitalization" means, as of any time the same is to be determined, the sum of (a) Funded Debt and (b) Net Worth.

    "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

    "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Available Foreign Currency into U.S. Dollars in the spot market at the exchange rate quoted by the relevant Issuing Agent, at approximately 11:00 a.m. (London, England time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Available Foreign Currency.

    "Voting Stock" of any Person shall mean the capital stock of any class or classes or other equity interest (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interest having such power only by reason of the happening of a contingency.

    "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

    "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

    Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof', "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6.   REPRESENTATIONS AND WARRANTIES.

    The Company represents and warrants to the Administrative Agent and the Lenders as follows:

    Section 6.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

    Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted. Each Material Subsidiary is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on

Schedule 6.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

    Section 6.3. Corporate Authority and Validity of Obligations. The Company has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Administrative Agent the Liens described in the Collateral Documents, and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents delivered by the Company have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any provision of the charter, articles of incorporation or by-laws of the Company or any covenant, indenture or agreement of or affecting the Company or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Company.

    Section 6.4. Use of Proceeds; Margin Stock. The Company shall use the proceeds of the Loans and other extensions of credit made available hereunder solely for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws, the Company's charter, articles of incorporation and by-laws, resolutions of the Company's board of directors, and the terms of this Agreement. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

    Section 6.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1994 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Coopers & Lybrand, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1994 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the three (3) months then ended, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Company and its

Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Company nor any Material Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

    Section 6.6. No Material Adverse Change. Since June 30, 1994, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

    Section 6.7. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined would have a Material Adverse Effect.

    Section 6.8. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed (except for temporary delays in filing state and local tax returns which have no Material Adverse Effect), and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid (except for such taxes, assessments, fees and other charges the nonpayment of which would not have a Material Adverse Effect and which are being contested in accordance with Section 8.3 hereof). The Company does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

    Section 6.9. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or any other Loan Document.

    Section 6.10. Affiliate Transactions. Neither the Company nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

    Section 6.11. Investment Company; Public Utility Holding Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    Section 6.12. ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

    Section 6.13. Compliance with Laws. The Company and its Subsidiaries each are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could have a Material Adverse Effect.

    Section 6.14. Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured would have a Material Adverse Effect.

    Section 6.15. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7. CONDITIONS PRECEDENT.

    The obligation of the Lenders to make any Loan or of the Administrative Agent to issue any Letter of Credit under this Agreement is subject to the following conditions precedent:

    Section 7.1. All Advances. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

              (a) each of the representations and warranties set forth in
         Section 6 hereof and in the other Loan Documents shall be true and correct in all material respects as of such time, except to the extent the same expressly relate to an earlier date;

              (b) the Company shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

              (c) after giving effect to such extension of credit the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement (which, in the case of Letters of Credit payable in an Available Foreign Currency, means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.3(g) hereof) shall not exceed the Revolving Credit Commitments; and

              (d) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Loan or Letter of Credit shall constitute its warranty as to the foregoing effects.

    Section 7.2. Initial Advance. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

              (a) the Administrative Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Administrative Agent:

                  (i) the Notes;

                  (ii) the Collateral Documents, together with any financing statements requested by the Administrative Agent in connection therewith;

                  (iii) a mortgagee's policy of title insurance (or binding
             commitment therefor) for the California Mortgage in the amount of $15,000,000 insuring the lien of the California Mortgage to be a valid first lien subject to no defects or objections which are unacceptable to the Administrative Agent, together with such direct access reinsurance agreements and endorsements (including without limitation a comprehensive endorsement and revolving credit endorsement) as the Administrative Agent may require;

                  (iv) an ALTA survey prepared by a licensed surveyor of the Los
             Angeles, California real estate subject to the lien of the California Mortgage;

                  (v) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Administrative Agent or its counsel may reasonably request;

                    (vi) an incumbency certificate containing the name, title
               and genuine signatures of each of the Company's Authorized Representatives;

                    (vii) evidence of insurance required by Section 8.4 hereof;
               and

                    (viii) except to the extent waived in writing by the
               Administrative Agent, landlords' lien waivers in connection with the Property of the Company located in leased premises.

                (b) the Administrative Agent shall have received for itself and for the Lenders the initial fees called for hereby;

                (c) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to each Lender and its counsel; and the Administrative Agent shall have received for the account of the Lenders the favorable written opinion of counsel for the Company in form and substance satisfactory to the Lender and its counsel;

                (d) the Administrative Agent shall have received for the account of the Lenders a good standing certificate for the Company (dated as of the date no earlier than thirty (30) days prior to the date hereof) from the office of the secretary of state of the state of its incorporation and in the case of the Company, from the office of the secretary of the state of Illinois;

                (e) the Liens granted to the Administrative Agent under the Collateral Documents shall have been perfected in a manner satisfactory to each Lender and its counsel; and

                (f) the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Administrative Agent or the Lenders may reasonably request.

    Section 7.3. Prior Credit Agreement. The proceeds of such initial Loan shall be used to refinance in full all outstanding loans, both principal and interest, and all other amounts owing by the Company (other than amounts due in respect of the Existing L/Cs) under that certain Amended and Restated Credit Agreement between the Company and the Lenders currently party hereto dated as of February 1, 1993, as amended ("Prior Credit Agreement"). Such Lenders and the Company agree that concurrently with such initial Loan, the Prior Credit Agreement shall terminate and all loans and other amounts outstanding thereunder (other than amounts due in respect of the Existing L/Cs) shall be due and payable.

SECTION 8. COVENANTS.

    The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

    Section 8.1. Maintenance of Business. The Company shall, and shall cause each Material Subsidiary to, preserve and maintain its existence. The Company shall, and shall cause each Material Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business except where the failure to maintain such license, permit or franchise would not have a Material Adverse Effect.

    Section 8.2. Maintenance of Properties. The Company shall maintain, preserve and keep its property, plant and equipment in all material respects in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained in all material respects, and shall cause each Material Subsidiary to do so in respect of Property owned or used by it.

    Section 8.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

    Section 8.4. Insurance. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with reputable and responsible insurance companies, its merchandise inventory, its art, the Company's so-called Los Angeles County California mansion and all other insurable Property owned by it which is of a character usually insured by publishing or entertainment companies to the extent operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by such types of companies to the extent operating like Properties (provided, however, that the Company and its Subsidiaries may self-insure against all on any part of such hazards and risks, their editorial and photographic material, the Company's so-called film library and all their other similar assets in each case in such amounts as are reasonably and in good faith determined as adequate by the Company); and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with reputable and responsible insurance companies as and to the extent usually insured (subject to self-insurance retentions in such amounts as are common or would be reasonable among publishing or entertainment companies to the extent conducting similar businesses) by such types of companies to the extent conducting similar businesses. The Company shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Company shall upon request furnish to the Administrative Agent and any Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

    Section 8.5. Financial Reports. The Company shall, and shall cause each Material Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the

Company and its Subsidiaries as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

                (a) as soon as available, and in any event within sixty (60) days after the close of each quarterly accounting period of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP and certified to by the chief financial officer of the Company;

                (b) as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Coopers & Lybrand or another firm of independent public accountants of recognized national standing, selected by the Company and satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

                (c) to the extent requested by any Lender, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Company's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

                (d) as soon as available, and in any event within ninety (90) days after the commencement of each fiscal year of the Company, a copy of the business and financial plan for the Company and its Subsidiaries for such fiscal year, month-by-month, together with such supporting schedules and details as the Required Lenders may reasonably request, but in any event including projected cash flow (including details of cash receipts and disbursements in substantially the same form as heretofore furnished under the Prior Credit Agreement to the Lenders) and a projected income statement in each case for the following twelve (12) months;

               (e) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements which the Company files with the SEC or any successor thereto, or with any national securities exchange; and

               (f) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, would have a Material Adverse Effect or result in the occurrence of any Default or Event of Default.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section 8.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit B signed by the chief financial officer of the Company to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.7, 8.8 and 8.9 of this Agreement.

    Section 8.6. Inspection. The Company shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender and each of their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Company and of each Subsidiary) at such reasonable times and reasonable intervals as the Administrative Agent or any such Lender may designate. The Lenders acknowledge that Subsidiaries other than the Material Subsidiaries may not maintain any such books or records.

    Section 8.7. Net Worth. Intentionally omitted.

    Section 8.8. Leverage Ratio. Intentionally omitted.

    Section 8.9. Cash Flow Coverage Ratio. Intentionally omitted.

    Section 8.10. Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

         (a) the Obligations of the Company owing to the Administrative Agent and the Lenders hereunder;

         (b) currently outstanding unsecured term loan evidenced by that certain Sarah Coventry Note provided such loan aggregates not more than $1,300,000, bears interest prior to maturity at not more than 10% per annum and amortizes in substantially equal installments over a period ending no earlier than in October of 1998;

         (c) purchase money indebtedness secured by Liens permitted by Section 8.11(e) hereof in an aggregate amount not to exceed $100,000 at any one time outstanding;

         (d) Capitalized Lease Obligations secured by Liens permitted by Section 8.11(e) hereof in an aggregate amount not to exceed $500,000 at any one time outstanding; and

         (e) Subordinated Debt aggregating not more than $20,000,000; and

         (f) indebtedness not otherwise permitted by this Section aggregating not more than $2,000,000 at any one time outstanding.

    Section 8.11. Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

         (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

         (b) mechanics', workmen's, materialmen's, landlords', warehousemen's, carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

         (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $250,000 at any one time outstanding;

        (d) the Liens granted in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents;

        (e) Liens on Property of the Company or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 8.10(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property; and

        (f) Liens on any Property existing at the time of acquisition thereof by the Company or any Subsidiary and not created in contemplation of such acquisition provided (i) such Lien is and will remain confined to the same Property subject thereto at the time such Property is acquired and (ii) such Lien secures only the obligations secured thereby at the time such Property is acquired; and

    Section 8.12. Investments, Acquisitions, Loans, Advances and Guaranties.
The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoinq prohibited acts being herein collectively called "Investments"); provided, however, that the foregoing shall not apply to nor operate to prevent:

        (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

        (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

        (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

        (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business; and

        (e) currently outstanding investments in present Subsidiaries;

        (f) the Company's existing guaranty of obligations of Playboy Entertainment Group, Inc. under its December 31, 1992 Lease Agreement with General Electric Credit Corporation;

        (g) the currently existing guaranty by the Company of the 10% Subordinated Note of Lifestyle Brands, Ltd. dated June 28, 1993 payable to Seaward & Co. (the "Sarah Coventry Note") provided the aggregate amount so guaranteed does not at any time exceed $1,750,000;

        (h) the investment of the Company and Playboy Entertainment Group, Inc. in Playboy TV UK/Benelux Limited, a company incorporated under the laws of the United Kingdom, and in related licensing arrangements provided the amount so invested aggregates not more than $400,000 on a cumulative basis after January 1, 1995;

        (i) investments in Playboy Gaming Greece, Ltd. provided the amount so invested aggregates not more than $1,500,000 at any one time outstanding;

        (j) investments by Critics Choice Video, Inc. in licensing arrangements with Metro-Golden-Mayer Studios to permit such Subsidiary's sale MGM-branded products provided the aggregate amount expended for such investments does not exceed $1,600,000 for each year during which such licensing arrangements are in effect; and

        (k) investments, loans, advances and guaranties not otherwise permitted by this Section 8.12 aggregating not more than $500,000 at any time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 8.12, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

    Section 8.13. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this

Section 8.13 shall not apply to nor operate to prevent the Company or any Subsidiary from selling its inventory in the ordinary course of its business. The term "substantial" as used herein shall mean ten percent (10%) of Net Worth.

    Section 8.14. Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary.

    Section 8.15. Dividends and Certain Other Restricted Payments. The Company will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock.

    Section 8.16. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

    Section 8.17. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a Material Adverse Effect or could result in a Lien upon any of their Property.

    Section 8.18. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

    Section 8.19. No Changes in Fiscal Year. Neither the Company nor any Subsidiary shall change its fiscal year from its present basis without the prior written consent of the Required Lenders.

    Section 8.20. Change in the Nature of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement.

    Section 8.21. Flextech Territory. Neither the Company nor Playboy Entertainment Group, Inc. shall without the prior written of the Required Lenders, expand the Territory subject to their Programme Supply Agreement dated January 12, 1995 with Playboy TV UK/Benelux Limited beyond the United Kingdom, the Republic of Ireland, Northern Ireland, Belgium, The Netherlands and Luxembourg.

    Section 8.22. Existing Deed of Trust. Within sixty (60) days of the date hereof, the Company (i) shall either (a) cause to be discharged that certain Deed of Trust from HMH Publishing Co., Inc., a Delaware corporation, to Title Insurance and Trust Company, a California corporation, in trust for the benefit of Louis D. Statham dated February 1, 1971 and recorded on February 11, 1971 with the Los Angeles County, California Recorder's Office as Instrument Number 160 (the "Existing Deed of Trust"), which Existing Deed of Trust encumbers the Company's so-called Los Angeles County, California mansion, or (b) furnish Chicago Title Insurance Company (the "Title Company") with such security or indemnity as the Title Company requires in order to insure the Bank over and against the Existing Deed of Trust, and (ii) shall deliver to the Bank an endorsement to the mortgagee's policy of title insurance provided pursuant to
Section 7.2(a)(iii) hereof removing the Existing Deed of Trust as an exception to the Bank's coverage under said policy. Failure to comply with the terms of this Section shall constitute an Event of Default hereunder.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

    Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

        (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any reimbursement obligation owing under any Application or of any fee or other Obligation payable by the Company hereunder or under any other Loan Document, in each case which default is not remedied within three (3) days after written notice thereof is given to the Company by the Administrative Agent or any Lender; or

        (b) default in the observance or performance of any covenant set forth in Sections 8.13, 8.14, 8.15 or 8.21 hereof or of any provision of any Loan Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of Collateral (provided, however, that the inadvertent lapse of an insurance policy on the Collateral shall not constitute an Event of Default hereunder if such lapse is cured no later than the third Business Day following the date of the Company's first knowledge thereof); or

        (c) default in the observance or performance of any covenant set forth in Sections 8.7, 8.8 or 8.9 hereof which is not remedied within fifteen (15) days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof is given to the Company by the Administrative Agent or any Lender; or

        (d) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty
    (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof is given to the Company by the Administrative Agent or any Lender; or

        (e) any representation or warranty made by the Company herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

        (f) any event occurs or condition exists (other than those described in subsections (a) through (e) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof or as a result of the inadvertent lapse of the effectiveness of any Collateral Document not appropriately continued of public record (provided the Company cooperates in reinstating to the extent possible the effectiveness of such Collateral Document); or

        (g) default shall occur under any Indebtedness for Borrowed Money aggregating in excess of $500,000 issued, assumed or guaranteed by the Company or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

        (h) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $1,000,000 shall be entered or filed against the Company or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

        (i) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

        (j) dissolution or termination of the existence of the Company or any Material Subsidiary; or

        (k) the occurrence of a Change of Control; or

        (l) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1(m) hereof; or

        (m) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
    Section 9.1(1)(v) shall be instituted against the Company or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

    Section 9.2. Non-Bankruptcy Defaults. When any Event of Default described in subsection (a) through (k), both inclusive, of Section 9.1 has occurred and is continuing, the Administrative Agent shall, upon the request of the Required Lenders, by notice to the Company, take one or more of the following actions:

        (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

        (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

        (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

    Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsection (1) or (m) of Section 9.1 has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Administrative Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

    Section 9.4. Collateral for Undrawn Letters of Credit. When any Event of Default, other than an Event of Default described in subsection (1) or (m) of
Section 9.1, has occurred and is continuing, the Company shall, upon demand of the Administrative Agent (which demand shall be made upon the request of the Required Lenders), and when any Event of Default described in subsection (1) or
(m) of Section 9.1(h) has occurred the Company shall, without notice or demand from the Administrative Agent, immediately pay to the Administrative Agent the full amount of each Letter of Credit then outstanding, the Company agreeing to immediately make such payment and acknowledging and agreeing that the Administrative Agent and the Lenders would not have an adequate remedy at law for failure of the Company to honor any such demand and that the Administrative Agent and the Lenders shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under any such Letters of Credit. As an alternative to making such payment, the Company may at its option provide the Administrative Agent an irrevocable clean letter of credit on which the Administrative Agent can draw in the full amount of the payment for which the Company is exercising such option, such letter of credit to be issued by a commercial bank, and to be on terms and conditions, in each case acceptable to the Lenders in their discretion.

SECTION 10. THE ADMINISTRATIVE AGENT.

    Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Administrative Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Administrative Agent may resign at any time by sending twenty (20) days prior written notice to the Company and the Lenders and may be removed by the Required Lenders upon twenty (20) days prior written notice to the Company, the Administrative Agent and the Lenders. In the event of any such resignation or removal, the Co-Agent shall act as Administrative Agent, but if the Co-Agent has previously resigned, the Required Lenders may appoint a new agent after consultation with the Company, which shall succeed to all the rights, powers and duties of the Administrative Agent hereunder and under the other Loan Documents; provided, however, that if such new agent is not a Lender under this Agreement, the Company shall have consented (which consent shall not be unreasonably withheld) to such new agent. Any resigning or removed Administrative Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and
(i) the Company shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Administrative Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

    Section 10.2. Rights as a Lender. The Administrative Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it were not the Administrative Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Administrative Agent in its individual capacity as a Lender.

    Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Administrative Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of any of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Administrative Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Company regarding its financial condition and Properties, provided that the Administrative Agent agrees to furnish the Lenders with copies of any field audit reports made in connection with inspections which it may make pursuant to Sections 3.1 or 8.6 hereof but the Administrative Agent makes no representations or warranties of any kind in connection therewith nor shall the Administrative Agent have any liability in connection therewith except for its own gross negligence or willful misconduct. The Administrative Agent is not a fiduciary for the Lenders. Neither the Administrative Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Administrative

Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Administrative Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Administrative Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Administrative Agent shall take such action with respect to the enforcement of the Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Administrative Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking or continuing to take any such action. The Administrative Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such owner in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Administrative Agent shall have no liability to any Lender with respect thereto.

    Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Administrative Agent for all reasonable costs and expenses suffered or incurred by the Administrative Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Administrative Agent hereby or thereby, to the extent that the Administrative Agent is not promptly reimbursed for same by the Company or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Administrative Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

    Section 103. Indemnity. The Lenders shall ratably indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

    Section 10.6. Co-Agent. Nothing in this Agreement shall impose any obligation on LaSalle National Bank in its capacity as Co-Agent hereunder other than to furnish the Administrative Agent with the information necessary to compute the Domestic Rate, as set forth in the definition of such term.

SECTION 11. MISCELLANEOUS.

    Section 11.1. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

    Section 11.2. No Waiver, Cumulative Remedies. No delay or failure on the part of any Lender or on the part of any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Lenders and any of the holders of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

    Section 11.3. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the terms of any Lender's Commitment or reduce the interest rate applicable to or extend the maturity of any Obligation owed to it or reduce the amount of the fees to which it is entitled hereunder or release any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition required to be effected by the provisions hereof or of the Collateral Documents) or change this Section 11.3 or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents. No amendment, modification or waiver of the Administrative Agent's protective provisions shall be effective without the prior written consent of the Administrative Agent.

    Section 11.4. Costs and Expenses. The Company agrees to pay on demand the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the recording or filing of any of the foregoing, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of Messrs. Chapman and Cutler, counsel for the Administrative Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Company further agrees to pay to Administrative Agent and the Lenders and any other holders of the Obligations all costs and expenses (including court costs and reasonable attorneys' fees), if any, incurred or paid by the Administrative Agent, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Company further agrees to indemnify and save the Lenders, the Administrative Agent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Administrative Agent in connection with any action, suit or proceeding brought against the Administrative Agent, or any security trustee or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which the Company is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Administrative Agent, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section 11.4 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

    Section 11.5. Documentary Taxes. The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

    Section 11.6. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

    Section 11.7. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Administrative Agent and the Lenders of amounts sufficient to protect the yield of the Administrative Agent and the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.3, 2.7 and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Obligations.

    Section 11.8. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

    Section 11.9. Assignment Agreements. Each Lender may, from time to time upon at least five (5) Business Days' prior written notice to the Administrative Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its Commitments to make Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Company and the Administrative Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Commitments of the assigning Lender to be assumed by it (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitments, Loans, Notes and credit risk with respect to Letters of Credit;
(ii) unless the Administrative Agent otherwise consents, the aggregate amount of the Commitments, Loans, Notes and credit risk with respect to Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) the Administrative Agent and the Company must each consent to each such assignment to a party which was not an original signatory of this Agreement; and (iv) the assigning Lender must pay to the Administrative Agent a processing and recordation fee of $2,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Administrative Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver Notes to the assignee Lender in the respective amounts of its Commitments under the Revolving Credit and new Notes to the assigning Lender in the respective amounts of its Commitments under the Revolving Credit after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and of the other Loan Documents.

    Section 11.10. Confidentiality. Each Lender agrees to maintain in confidence and not to disclose without the Company's consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Lender, each of which shall also be bound by this Section 11.10) any information concerning the Company or any of its Subsidiaries furnished pursuant to this Agreement and identified as confidential by the party so furnishing such information; provided that any Lender may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Lender, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, or (e) to any prospective or actual participant under Sections 11.8 and
11.9 hereof in connection with any contemplated or actual transfer of a participating interest in such Lender's rights or obligations hereunder; provided, that (i) such actual or prospective transferee executes an agreement with such Lender containing provisions substantially identical to those contained in this Section 11.10 and (ii) in the case of any disclosure under subsection (c) above, such Lender shall (to the extent permitted by applicable law) notify the Company of such disclosure so that the Company may seek an appropriate protective order or waive such Lender's compliance with the provisions of this Section, it being understood that if the Company has no right to obtain such a protective order or if the Company does not commence procedures to obtain such a protective order within ten business days of the receipt of such notice, such Lender's compliance with this Section shall be deemed to have been waived with respect to such disclosure.

    Section 11.11. Currency. Each reference in this Agreement to U.S. Dollars or to an Available Foreign Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Agent or Lender entitled to such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Company not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

    Section 11.12. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Company on the Obligations in the currency expressed to be payable herein (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent or Lender entitled to such payment could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of such Company in respect of any such sum due to the Agent or Lender on the Obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Agent or Lender of any sum adjudged to be so due in such other currency, the Agent or Lender entitled to such payment may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Agent or Lender in the specified currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to such Agent or Lender in the specified currency, such Agent or Lender agrees to remit such excess to the Company.

    Section 11.13. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address, telecopier number or telex number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the Lenders and the Administrative Agent, or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Administrative Agent and the Company given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Company shall be addressed to:

        Playboy Enterprises, Inc.
        680 North Lake Shore Drive
        Chicago, Illinois 60611
        Attention: David I. Chemerow
                   Executive Vice President and
                   Chief Financial Officer

                   Howard Shapiro
                   Executive Vice President
                   Law and Administration

                   Rebecca S. Maskey
                   Senior Vice President
                   Finance and Treasurer

        Telephone: (312) 751-8000
        Telecopy: (312) 751-2818

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the answer back is received by sender, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

    Section 11.13. Construction. The parties hereto acknowledge and agree that this Agreement and the other Loan Documents shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Loan Documents. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any of the other Loan Documents, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the other Loan Documents.

    Section 11.14. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

    Section 11.15. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

    Section 11.16. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

    Section 11.17. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and the benefit of their permitted successors and assigns, including any subsequent holder of an interest in the Obligations. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. The Company may not assign its rights hereunder without the written consent of the Lenders.

    Section 11.18. Entire Understanding. This Agreement together with the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Administrative Agent upon the initial closing of the transactions contemplated hereby.

             Section 11.19. Submission to Jurisdiction; Waiver of Jury Trial. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

               Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

               Dated as of this 10th day of February, 1995.


                                       PLAYBOY ENTERPRISES, INC.


                                       By /s/ Rebecca S. Maskey
                                          ----------------------------------
                                          Name:  Rebecca S. Maskey
                                                ----------------------------
                                          Title:  Senior Vice President
                                                 ---------------------------

               Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

               Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Loan Documents or otherwise) in respect of the Obligations in a greater amount than such Lender would have received had such payment been made to the Administrative Agent and been distributed among the Lenders as contemplated by Section 3.6 hereof then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section
           3.6 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

           Revolving Credit Commitment:     HARRIS TRUST AND SAVINGS BANK
           $15,000,000


                                            By /s/ Ronald L. Dell'Artino
                                               ---------------------------------
                                              Name: Ronald L. Dell'Artino
                                              Title: Vice President

                                            111 West Monroe Street
                                            Chicago, Illinois 60690
                                            Attention: Ronald L. Dell'Artino
                                                       Vice President

                                            Telephone: (312) 461-5113
                                            Telecopy: (312) 461-2591
                                            Telex: 254157

Revolving Credit Commitment:                LASALLE NATIONAL BANK
$15,000,000


                                            By /s/ Robert F. Kastenholz
                                               ---------------------------------
                                              Name: Robert F. Kastenholz
                                              Title: Senior Vice President

                                            120 South LaSalle Street
                                            Chicago, Illinois 60603
                                            Attention: Robert F. Kastenholz
                                            Telephone: (312) 443-2681
                                            Telecopy: (312) 750-6546
                                            Telex: 253879

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
     $______________                                        ______________, 1995

          On the Termination Date, for value received, the undersigned, PLAYBOY ENTERPRISES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of _______________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) _______________________ and no/100 Dollars
     ($______________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

          This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of February 10, 1995 between the Company, Harris Trust and Savings Bank, individually and as Administrative Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

          Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

          This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby promises to pay all costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand.

                                       PLAYBOY ENTERPRISES, INC.


                                       By
                                          ----------------------------------
                                          Name:
                                                ----------------------------
                                          Title:
                                                 ---------------------------

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE


       This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of February 10, 1995, by and among Playboy Enterprises, Inc. (the "Company") and you (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1. I am the duly elected chief financial officer of the Company;

       2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements:

       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

       4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the date and for the periods covered thereby; and

       5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with Sections 8.7, 8.8 and 8.9 of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

       ______________________________________________________________________

       ______________________________________________________________________

       ______________________________________________________________________

       ______________________________________________________________________

               The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ________ day of ______________ 19__.


                                         ____________________________________

                                         _______________ ,  _________________
                                              (Name)              (Title)

                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                           PLAYBOY ENTERPRISES, INC.

                  Compliance Calculations for Credit Agreement
                         Dated as of February 10, 1995

                     Calculations as of ____________, 19__

- --------------------------------------------------------------------------------

A.  NET WORTH (Section 8.7)

          Intentionally omitted.

B.  LEVERAGE RATIO (Section 8.8)

          Intentionally omitted.

C.  CASH FLOW COVERAGE RATIO (Section 8.9)

          Intentionally omitted.

                                 SCHEDULE 1.3

                          EXISTING LETTERS OF CREDIT


                          STATED
           LETTER OF     MATURITY
ISSUER   CREDIT NUMBER     DATE      STATED AMOUNT          BENEFICIARY


Harris     SPL 32987      8/11/95    $  498,486.00    Lexington Building Co.

Harris     SPL 33214     12/31/95    $2,500,000.00    General Electric Capital
                                                      Corporation

LaSalle     60339284      6/15/95    $   65.000.00    American Motorists
                                                      Insurance Companies

LaSalle     60239038     12/31/95    $2,500,000.00    General Electric Capital
                                                      Corporation

                                 SCHEDULE 6.2

                                 SUBSIDIARIES

                                        JURISDICTION OF    PERCENTAGE
            NAME                         INCORPORATION     OWNERSHIP

Lake Shore Press, Inc.                      Delaware          100%
Lifestyle Brands, Ltd.                      Delaware          100%
Playboy Entertainment Group, Inc.           Delaware          100%
After Dark Video, Inc.                      Delaware          100% (1)
Alta Loma Productions, Inc.                 Delaware          100% (1)
Cameo Films, Inc.                           Illinois          100% (1)
Impulse Productions, Inc.                   Delaware          100% (1)
Precious Films, Inc.                       California         100% (1)
Playboy Models, Inc.                        Illinois          100%
Playboy Products & Services
International, B.V.                        Netherlands        100%
Playboy Properties, Inc.                    Delaware          100%
Playboy Gaming International, Ltd.          Delaware          100%
Playboy Gaming Greece, Ltd.                 Delaware          100% (2)
Playboy Shows, Inc.                         Delaware          100%
Special Editions, Ltd.                      Delaware          100%
Steelton, Inc.                              Delaware          100%
Telecom International, Inc.                 Florida           100%
The Hugh M. Hefner Foundation (3)           Illinois          100%
Playboy Clubs International, Inc.           Delaware          l00%

Playboy Club of Hollywood, Inc.           Delaware            100% (4)
Playboy Club of New York, Inc.            New York            100% (4)
Playboy of Lyons, Inc.                    Wisconsin           100% (4)
Playboy of Sussex, Inc.                   Delaware            100% (4)
Playboy Preferred, Inc.                   Illinois            100% (4)
Critic's Choice Video, Inc.               Illinois            100% (5)

- --------------------------------------------

(1) by Playboy Entertainment Group, Inc.
(2) by Playboy Gaming International, Ltd.
(3) a not-for-profit corporation
(4) by Playboy Clubs International, Inc.
(5) by Playboy Preferred, Inc.








                                      -2-